Exhibit 99
News Release	The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh, VP, Investor Relations and
Corporate Communications (805) 367-3722

RYLAND REPORTS RESULTS FOR THE THIRD QUARTER OF 2012

 WESTLAKE VILLAGE, Calif. (October 24, 2012) – The Ryland Group, Inc. (NYSE: RYL), today announced results  for its quarter ended September 30, 2012.  Items of note included:

•                  Net income from continuing operations totaled $10.4 million, or $0.21 per diluted share, for the quarter ended September 30, 2012. Net income from continuing operations included the impact of early retirement of debt costs of $9.1 million and valuation adjustments and write-offs of $3.5 million, and totaled $23.1 million, or $0.45 per diluted share, for the third quarter of 2012, excluding these items;

•                  New orders increased 55.8 percent to 1,500 units for the third quarter of 2012 from 963 units for the third quarter of 2011.  For the third quarter of 2012, new order dollars rose 61.3 percent to $393.4 million from $243.9 million for the same period in 2011;

•                  Closings increased 37.4 percent to 1,312 units for the quarter ended September 30, 2012, compared to 955 units for the same period in the prior year;

•                  Backlog rose 58.3 percent to 2,465 units at September 30, 2012, from 1,557 units at September 30, 2011;

•                  Active communities increased 11.4 percent to 235 communities at September 30, 2012, from 211 communities at September 30, 2011;

•                  Revenues totaled $358.7 million for the quarter ended September 30, 2012, representing a 44.3 percent increase from $248.6 million for the quarter ended September 30, 2011;

•                  Average closing price increased 4.8 percent to $264,000 for the quarter ended September 30, 2012, from $252,000 for the same period in 2011;

•                  Housing gross profit margin was 20.0 percent, excluding valuation adjustments and write-offs, for the third quarter of 2012, compared to 17.8 percent for the third quarter of 2011.  Including valuation adjustments and write-offs, housing gross profit margin was 19.1 percent for the third quarter of 2012, compared to 17.7 percent for the same period in the prior year;

•                  Debt issuance of $250.0 million of 5.4 percent senior notes due October 2022;

•                  Redemption of $167.2 million of 6.9 percent senior notes due June 2013;

•                  Selling, general and administrative expense (including corporate) totaled 13.8 percent of homebuilding revenues for the third quarter of 2012, compared to 18.4 percent for the third quarter of 2011;

•                  Cash, cash equivalents and marketable securities totaled $799.7 million at September 30, 2012; and

•                  Net debt-to-capital ratio was 41.2 percent at September 30, 2012, compared to 36.7 percent at December 31, 2011.

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RYLAND THIRD-QUARTER RESULTS

RESULTS FOR THE THIRD QUARTER OF 2012

For the quarter ended September 30, 2012, the Company reported net income from continuing operations of $10.4 million, or $0.21 per diluted share, compared to a net loss of $3.9 million, or $0.09 per diluted share, for the same period in 2011.  Pretax charges related to early retirement of debt totaled $9.1 million and $477,000 during the quarters ended September 30, 2012 and 2011, respectively.  Additionally, the Company had pretax charges related to valuation adjustments and write-offs that totaled $3.5 million and $1.3 million for the quarters ended September 30, 2012 and 2011, respectively.

The homebuilding segments reported pretax earnings of $20.8 million for the third quarter of 2012, compared to pretax earnings of $910,000 for the same period in 2011.  This increase was primarily due to a rise in closing volume; higher housing gross profit margin; a reduced selling, general and administrative expense ratio; and a decline in interest expense, partially offset by higher valuation adjustments and write-offs.

Homebuilding revenues increased 44.7 percent to $349.2 million for the third quarter of 2012, compared to $241.3 million for the same period in 2011.  This rise in homebuilding revenues was primarily attributable to a 37.4 percent increase in closings that totaled 1,312 units for the quarter ended September 30, 2012, compared to 955 units for the same period in the prior year.  For the quarter ended September 30, 2012, the average closing price of a home increased 4.8 percent to $264,000 from $252,000 for the same period in 2011.  Homebuilding revenues for the third quarter of 2012 included $2.2 million from land sales, which resulted in pretax earnings of $935,000, compared to homebuilding revenues for the third quarter of 2011 that included $931,000 from land sales, which resulted in pretax earnings of $342,000.

New orders increased 55.8 percent to 1,500 units for the quarter ended September 30, 2012, compared to new orders of 963 units for the same period in 2011.  The Company had an average monthly sales absorption rate of 2.3 homes per community for the quarter ended September 30, 2012, versus 1.6 homes per community for the quarter ended September 30, 2011, and an average cancellation rate of 19.9 percent for the quarter ended September 30, 2012, versus 20.1 percent for the same period in 2011.  For the third quarter of 2012, new order dollars increased 61.3 percent to $393.4 million from $243.9 million for the third quarter of 2011.  At September 30, 2012, backlog increased 58.3 percent to 2,465 units from 1,557 units at September 30, 2011.  For the third quarter of 2012, the dollar value of the Company’s backlog was $661.2 million, reflecting a 65.5 percent rise from the same period in the prior year.

Housing gross profit margin was 20.0 percent, excluding valuation adjustments and write-offs, for the quarter ended September 30, 2012, compared to 17.8 percent for the quarter ended September 30, 2011.  Including valuation adjustments and write-offs, housing gross profit margin was 19.1 percent for the third quarter of 2012, compared to 17.7 percent for the third quarter of 2011.  This improvement in housing gross profit margin was primarily attributable to a decline in direct construction costs; higher leverage of direct overhead expense due to an increase in the number of homes delivered; and reduced sales incentives and price

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RYLAND THIRD-QUARTER RESULTS

concessions, partially offset by higher valuation adjustments and write-offs.  For the third quarter of 2012, sales incentives and price concessions totaled 9.1 percent, compared to 10.9 percent for the same period in 2011.

Selling, general and administrative expense, including corporate, totaled 13.8 percent of homebuilding revenues for the third quarter of 2012, compared to 18.4 percent for the third quarter of 2011.  This decrease in the selling, general and administrative expense ratio was primarily attributable to higher leverage resulting from increased revenues, cost-saving initiatives and a rise in the market value of retirement plan investments, partially offset by higher compensation expense primarily due to the impact of fluctuations in the Company’s stock price.

The homebuilding segments recorded $3.2 million of interest expense during the third quarter of 2012, compared to $4.0 million during the third quarter of 2011.  This decrease in interest expense from the third quarter of 2011 was primarily due to the capitalization of a greater amount of interest incurred during the third quarter of 2012, which resulted from a higher level of inventory-under-development and to lower interest incurred on senior notes related to the repurchase of 6.9 percent senior notes in July 2012 and the issuance of 5.4 percent senior notes in September 2012.

During the third quarter of 2012, the Company used $16.0 million of cash for operating activities, invested $200.7 million of cash primarily received from the proceeds of a debt issuance and provided $85.7 million, net, from new financing.

For the quarter ended September 30, 2012, the financial services segment reported pretax earnings of $3.4 million, compared to $2.0 million for the same period in 2011.  This improvement was primarily attributable to increases in locked loan pipeline and origination volumes and to higher title income, partially offset by a rise in indemnification, personnel and legal expenses and by interest related to the financial services credit facility that was entered into during December 2011.

The Company’s net income from discontinued operations totaled $238,000, or $0.01 per diluted share, for the quarter ended September 30, 2012, compared to a net loss of $17.4 million, or $0.39 per diluted share, for the same period in 2011.

RESULTS FOR THE FIRST NINE MONTHS OF 2012

For the nine months ended September 30, 2012, the Company reported net income from continuing operations of $13.4 million, or $0.30 per diluted share, compared to a net loss of $31.1 million, or $0.70 per diluted share, for the same period in 2011.  Pretax charges related to early retirement of debt totaled $9.1 million and $1.3 million during the nine months ended September 30, 2012 and 2011, respectively.  Additionally, the Company had pretax charges related to inventory and other valuation adjustments and write-offs that totaled $6.0 million and $16.2 million for the nine months ended September 30, 2012 and 2011, respectively.

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RYLAND THIRD-QUARTER RESULTS

The homebuilding segments reported pretax earnings of $31.8 million for the first nine months of 2012, compared to a pretax loss of $23.8 million for the same period in 2011.  This increase was primarily due to a rise in closing volume; higher housing gross profit margin, including lower inventory and other valuation adjustments and write-offs; a decline in interest expense; and a reduced selling, general and administrative expense ratio.

Homebuilding revenues increased 38.8 percent to $843.3 million for the first nine months of 2012, compared to $607.7 million for the same period in 2011.  This rise in homebuilding revenues was primarily attributable to a 33.6 percent increase in closings that totaled 3,242 units for the nine-month period ended September 30, 2012, compared to 2,427 units for the same period in the prior year.  For the nine months ended September 30, 2012, the average closing price of a home increased 4.0 percent to $259,000 from $249,000 for the same period in 2011.  Homebuilding revenues for the first nine months of 2012 included $3.9 million from land sales, which resulted in pretax earnings of $1.6 million, compared to homebuilding revenues for the first nine months of 2011 that included $2.3 million from land sales, which resulted in pretax earnings of $198,000.

New orders increased 47.9 percent to 4,226 units for the nine months ended September 30, 2012, compared to new orders of 2,857 units for the same period in 2011.  The Company had an average monthly sales absorption rate of 2.2 homes per community for the nine months ended September 30, 2012, versus 1.6 homes per community for the nine months ended September 30, 2011, and an average cancellation rate of 19.4 percent for the nine months ended September 30, 2012, versus 19.7 percent for the same period in 2011.  For the first nine months of 2012, new order dollars increased 55.4 percent to $1.1 billion from $720.0 million for the first nine months of 2011.

Housing gross profit margin was 19.2 percent, excluding inventory valuation adjustments and write-offs, for the nine months ended September 30, 2012, compared to 17.3 percent for the nine months ended September 30, 2011.  Including inventory valuation adjustments and write-offs, housing gross profit margin was 18.6 percent for the first nine months of 2012, compared to 16.1 percent for the first nine months of 2011.  This improvement in housing gross profit margin was primarily attributable to a decline in land and direct construction costs; lower inventory and other valuation adjustments and write-offs; higher leverage of direct overhead expense due to an increase in the number of homes delivered; and reduced sales incentives and price concessions.  For the first nine months of 2012, sales incentives and price concessions totaled 10.0 percent, compared to 11.3 percent for the same period in 2011.

Selling, general and administrative expense, including corporate, totaled 15.7 percent of homebuilding revenues for the first nine months of 2012, compared to 19.1 percent for the first nine months of 2011.  This decrease in the selling, general and administrative expense ratio was primarily attributable to higher leverage resulting from increased revenues, cost-saving initiatives and a rise in the market value of retirement plan investments, partially offset by higher compensation expense primarily due to the impact of fluctuations in the Company’s stock price.  The homebuilding segments recorded $11.0 million of interest expense during the first

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RYLAND THIRD-QUARTER RESULTS

nine months of 2012, compared to $14.5 million during the first nine months of 2011.  This decrease in interest expense from the first nine months of 2011 was primarily due to the capitalization of a greater amount of interest incurred during the first nine months of 2012, which resulted from a higher level of inventory-under-development and to lower interest incurred on senior notes related to the repurchase of 6.9 percent senior notes in July 2012 and the issuance of 5.4 percent senior notes in September 2012.

For the nine-month period ended September 30, 2012, the financial services segment reported pretax earnings of $7.0 million, compared to $5.3 million for the same period in 2011.  This improvement was primarily attributable to increases in locked loan pipeline and origination volumes and to higher title income, partially offset by a rise in legal, personnel and indemnification expenses and by interest related to the financial services credit facility that was entered into during December 2011.

The Company’s net loss from discontinued operations totaled $1.6 million, or $0.04 per diluted share, for the nine-month period ended September 30, 2012, compared to a net loss of $20.4 million, or $0.46 per diluted share, for the same period in 2011.

DEBT OFFERING AND REDEMPTION

During the third quarter of 2012, the Company paid $177.2 million to redeem and repurchase all of its 6.9 percent senior notes, which were due June 2013 and totaled $167.2 million, resulting in a loss of $9.1 million. In addition, the Company issued $250.0 million of 5.4 percent senior notes due October 2022.  The Company will use the $246.6 million in net proceeds that it received from this offering for general corporate purposes, which may include the purchase of marketable securities.

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RYLAND THIRD-QUARTER RESULTS

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 300,000 homes and financed more than 250,000 mortgages.  The Company currently operates in 13 states across the country and is listed on the New York Stock Exchange under the symbol “RYL.”  For more information, please visit www.ryland.com.

Note:  Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others:

•                  economic changes nationally or in the Company’s local markets, including volatility and increases in interest rates, the impact of, and changes in, governmental stimulus, tax and deficit reduction programs, inflation, changes in consumer demand and confidence levels and the state of the market for homes in general;

•                  changes and developments in the mortgage lending market, including revisions to underwriting standards for borrowers and lender requirements for originating and holding mortgages, changes in government support of and participation in such market, and delays or changes in terms and conditions for the sale of mortgages originated by the Company;

•                  the availability and cost of land and the future value of land held or under development;

•                  increased land development costs on projects under development;

•                  shortages of skilled labor or raw materials used in the production of homes;

•                  increased prices for labor, land and materials used in the production of homes;

•                  increased competition, including continued competition and price pressure from distressed home sales;

•                  failure to anticipate or react to changing consumer preferences in home design;

•                  increased costs and delays in land development or home construction resulting from adverse weather conditions or other factors;

•                  potential delays or increased costs in obtaining necessary permits as a result of changes to laws, regulations or governmental policies (including those that affect zoning, density, building standards, the environment and the residential mortgage industry);

•                 delays in obtaining approvals from applicable regulatory agencies and others in connection with the Company’s communities and land activities;

•                  changes in the Company’s effective tax rate and assumptions and valuations related to its tax accounts;

•                  the risk factors set forth in the Company’s most recent Annual Report on Form 10-K; and

•                  other factors over which the Company has little or no control.

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Five financial-statement pages to follow.

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(in thousands, except share data)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
REVENUES
Homebuilding	$349,196	$241,339	$843,324	$607,692
Financial services	9,497	7,227	25,007	20,394
TOTAL REVENUES	358,693	248,566	868,331	628,086
EXPENSES
Cost of sales	281,961	199,139	685,781	517,829
Selling, general and administrative	48,281	44,388	132,176	116,193
Financial services	6,111	5,198	18,032	15,092
Interest	3,236	3,952	10,985	14,474
TOTAL EXPENSES	339,589	252,677	846,974	663,588
OTHER (LOSS) INCOME
Gain from marketable securities, net	472	680	1,437	3,290
Loss related to early retirement of debt, net	(9,146)	(477)	(9,146)	(1,334)
TOTAL OTHER (LOSS) INCOME	(8,674)	203	(7,709)	1,956
Income (loss) from continuing operations before taxes	10,430	(3,908)	13,648	(33,546)
Tax expense (benefit)	23	(18)	213	(2,416)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	10,407	(3,890)	13,435	(31,130)
Income (loss) from discontinued operations, net of taxes	238	(17,423)	(1,626)	(20,432)
NET INCOME (LOSS)	$10,645	$(21,313)	$11,809	$(51,562)
NET INCOME (LOSS) PER COMMON SHARE
Basic
Continuing operations	$0.23	$(0.09)	$0.30	$(0.70)
Discontinued operations	0.01	(0.39)	(0.04)	(0.46)
Total	0.24	(0.48)	0.26	(1.16)
Diluted
Continuing operations	0.21	(0.09)	0.30	(0.70)
Discontinued operations	0.01	(0.39)	(0.04)	(0.46)
Total	$0.22	$(0.48)	$0.26	$(1.16)
AVERAGE COMMON SHARES
OUTSTANDING
Basic	44,825,943	44,408,594	44,643,139	44,339,168
Diluted	52,653,824	44,408,594	45,163,680	44,339,168

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30, 2012	December 31, 2011
	(Unaudited)

ASSETS
Cash, cash equivalents and marketable securities
Cash and cash equivalents	$224,217	$159,363
Restricted cash	66,933	56,799
Marketable securities, available-for-sale	508,510	347,016
Total cash, cash equivalents and marketable securities	799,660	563,178
Housing inventories
Homes under construction	459,427	319,476
Land under development and improved lots	443,996	413,569
Inventory held-for-sale	6,665	11,015
Consolidated inventory not owned	43,606	51,400
Total housing inventories	953,694	795,460
Property, plant and equipment	20,621	19,920
Other	175,820	165,262
Assets of discontinued operations	5,470	35,324
TOTAL ASSETS	1,955,265	1,579,144

LIABILITIES
Accounts payable	107,351	74,327
Accrued and other liabilities	159,590	140,930
Financial services credit facility	58,457	49,933
Debt	1,130,673	823,827
Liabilities of discontinued operations	1,828	6,217
TOTAL LIABILITIES	1,457,899	1,095,234

EQUITY
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value:
Authorized — 10,000 shares Series A Junior
Participating Preferred, none outstanding	-	-
Common stock, $1.00 par value:
Authorized — 199,990,000 shares
Issued — 44,987,573 shares at September 30, 2012
(44,413,594 shares at December 31, 2011)	44,988	44,414
Retained earnings	426,551	405,109
Accumulated other comprehensive income	244	164
TOTAL STOCKHOLDERS’ EQUITY
FOR THE RYLAND GROUP, INC.	471,783	449,687
NONCONTROLLING INTEREST	25,583	34,223
TOTAL EQUITY	497,366	483,910
TOTAL LIABILITIES AND EQUITY	$1,955,265	$1,579,144

THE RYLAND GROUP, INC. and Subsidiaries

SEGMENT INFORMATION (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
EARNINGS (LOSS) BEFORE TAXES (in thousands)
Homebuilding
North	$3,956	$614	$4,130	$(9,611)
Southeast	5,904	(924)	9,292	(13,550)
Texas	7,239	3,479	15,548	5,256
West	3,728	(2,259)	2,840	(5,937)
Financial services	3,386	2,029	6,975	5,302
Corporate and unallocated	(13,783)	(6,847)	(25,137)	(15,006)
Discontinued operations	238	(17,423)	(1,626)	(20,432)
Total	$10,668	$(21,331)	$12,022	$(53,978)
NEW ORDERS
Units
North	367	304	1,161	936
Southeast	584	293	1,438	873
Texas	296	264	1,004	802
West	253	102	623	246
Discontinued operations	7	45	53	182
Total	1,507	1,008	4,279	3,039
Dollars (in millions)
North	$105	$83	$336	$253
Southeast	135	64	334	187
Texas	82	66	267	204
West	71	31	182	76
Discontinued operations	2	10	12	38
Total	$395	$254	$1,131	$758
CLOSINGS
Units
North	408	314	948	801
Southeast	426	277	1,045	690
Texas	334	292	894	755
West	144	72	355	181
Discontinued operations	10	60	77	160
Total	1,322	1,015	3,319	2,587
Average closing price (in thousands)
North	$291	$272	$281	$270
Southeast	224	216	220	218
Texas	263	251	257	248
West	312	306	318	287
Discontinued operations	268	205	223	201
Total	$264	$249	$258	$246
OUTSTANDING CONTRACTS			September 30,
Units			2012	2011
North			633	472
Southeast			914	520
Texas			543	447
West			375	118
Discontinued operations			9	82
Total			2,474	1,639
Dollars (in millions)
North			$190	$132
Southeast			215	111
Texas			149	118
West			107	39
Discontinued operations			3	18
Total			$664	$418
Average price (in thousands)
North			$300	$280
Southeast			236	213
Texas			274	264
West			285	329
Discontinued operations			270	219
Total			$268	$255

THE RYLAND GROUP, INC. and Subsidiaries

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION (Unaudited)

(in thousands, except origination data)

	Three months ended September 30,		Nine months ended September 30,
RESULTS OF OPERATIONS	2012	2011	2012	2011
REVENUES
Income from origination and sale of mortgage loans, net	$7,185	$5,450	$18,911	$15,586
Title, escrow and insurance	1,917	1,592	4,918	4,320
Interest and other	395	185	1,178	488
TOTAL REVENUES	9,497	7,227	25,007	20,394
EXPENSES	6,111	5,198	18,032	15,092
PRETAX EARNINGS	$3,386	$2,029	$6,975	$5,302

OPERATIONAL DATA

Retail operations:
Originations (units)	778	673	2,077	1,845
Ryland Homes originations as a
percentage of total originations	100.0	100.0	99.9	100.0
Ryland Homes origination capture rate	64.4%	72.5%	68.3%	76.8%

OTHER CONSOLIDATED SUPPLEMENTAL INFORMATION (Unaudited)

(in thousands)	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Interest incurred	$13,567	$13,847	$42,674	$42,569
Interest capitalized during the period	10,088	9,894	30,865	28,092
Amortization of capitalized interest included in cost of sales	10,135	8,767	27,767	22,058
Depreciation and amortization	4,063	3,056	10,496	8,479

THE RYLAND GROUP, INC. and Subsidiaries

NON-GAAP FINANCIAL DISCLOSURE RECONCILIATION

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
HOUSING GROSS MARGINS
HOUSING REVENUES	$346,965	$240,408	$839,434	$605,382
LAND AND OTHER REVENUES	2,231	931	3,890	2,310
TOTAL HOMEBUILDING REVENUES	349,196	241,339	843,324	607,692

HOUSING COST OF SALES
Cost of sales	277,428	197,642	678,307	500,407
Valuation adjustments and write-offs	3,237	291	5,148	7,427
TOTAL HOUSING COST OF SALES	280,665	197,933	683,455	507,834

LAND AND OTHER COST OF SALES
Cost of sales	1,296	589	2,326	2,112
Valuation adjustments and write-offs	-	617	-	7,883
TOTAL LAND COST OF SALES	1,296	1,206	2,326	9,995

TOTAL HOMEBUILDING COST OF SALES	281,961	199,139	685,781	517,829

HOUSING GROSS MARGINS	$66,300	$42,475	$155,979	$97,548
HOUSING GROSS MARGIN PERCENTAGE	19.1%	17.7%	18.6%	16.1%

HOUSING GROSS MARGINS, excluding inventory valuation
adjustments and write-offs	$69,537	$42,766	$161,127	$104,975
HOUSING GROSS MARGIN PERCENTAGE, excluding inventory
valuation adjustments and write-offs	20.0%	17.8%	19.2%	17.3%

Gross margins on home sales, excluding inventory valuation adjustments, is a non-GAAP financial measure and is defined by the Company as revenue from home sales less costs of homes sold, excluding the Company’s inventory valuation adjustments recorded during the period. Management finds this to be a useful measure in evaluating the Company’s performance because it discloses the profit the Company generates on homes it actually delivered during the period, as the inventory valuation adjustments relate, in part, to inventory that was not delivered during the period. It assists the Company’s management in making strategic decisions regarding its construction pace, product mix and product pricing based upon the profitability it generated on homes the Company currently delivers or sells. The Company believes investors will also find gross margins on home sales, excluding inventory valuation adjustments, to be important and useful because it discloses a profitability measure that can be compared to a prior period without regard to the variability of inventory valuation adjustments. In addition, to the extent that the Company’s competitors provide similar information, disclosure of its gross margins on home sales, excluding inventory valuation adjustments, helps readers of the Company’s financial statements compare profits to its competitors with regard to the homes they deliver in the same period. In addition, because gross margins on home sales is a financial measure that is not calculated in accordance with GAAP, it may not be completely comparable to similarly titled measures of the Company’s competitors due to potential differences in methods of calculation and charges being excluded.